GUARANTEE AND COLLATERAL AGREEMENT






                                     made by





                          DOBSON OPERATING CO., L.L.C.,




                          DOBSON CELLULAR SYSTEMS, INC.




                                       and




                       DOBSON COMMUNICATIONS CORPORATION,
                         and Certain of its Subsidiaries




                                   in favor of


                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent





                          Dated as of October 23, 2003

                                TABLE OF CONTENTS
                                                                            Page

 SECTION 1.       DEFINED TERMS................................................1

         1.1      Definitions..................................................1

         1.2      Other Definitional Provisions................................6

 SECTION 2.       GUARANTEE....................................................6

         2.1      Guarantee....................................................6

         2.2      Right of Contribution........................................7

         2.3      Subrogation..................................................8

         2.4      Amendments, etc. with respect to the Borrower Obligations....8

         2.5      Guarantee Absolute and Unconditional.........................8

         2.6      Subordination...............................................10

         2.7      Reinstatement...............................................11

         2.8      Payments....................................................11

 SECTION 3.       GRANT OF SECURITY INTEREST..................................11

 SECTION 4.       REPRESENTATIONS AND WARRANTIES..............................12

         4.1      Representations in Credit Agreement.........................12

         4.2      Title; No Other Liens.......................................12

         4.3      Perfected First Priority Liens..............................13

         4.4      Jurisdiction of Organization; Chief Executive Office........13

         4.5      Farm Products...............................................13

         4.6      Investment Property.........................................13

         4.7      Receivables.................................................14

         4.8      Intellectual Property.......................................14

 SECTION 5.       COVENANTS...................................................14

         5.1      Covenants in Credit Agreement...............................14

         5.2      Delivery of Instruments and Chattel Paper...................14

         5.3      Maintenance of Insurance....................................14

         5.4      Payment of Obligations......................................15

         5.5      Maintenance of Perfected Security Interest;
                     Further Documentation....................................15

         5.6      Changes in Name, etc........................................15

         5.7      Notices.....................................................15

         5.8      Investment Property.........................................16

         5.9      Receivables.................................................17

         5.10     Intellectual Property.......................................17

         5.11     Partnership Agreements and LLC Operating Agreements.........18

         5.12     Commercial Tort Claims......................................18

 SECTION 6.       REMEDIAL PROVISIONS.........................................19

         6.1      Certain Matters Relating to Receivables.....................19

         6.2      Communications with Obligors;
                    Subsidiary Grantors Remain Liable.........................19

         6.3      Pledged Stock...............................................20

         6.4      Proceeds to be Turned Over To Administrative Agent..........20

         6.5      Application of Proceeds.....................................21

         6.6      Code and Other Remedies.....................................21

         6.7      Deficiency..................................................22

         6.8      FCC Compliance..............................................22

 SECTION 7.       THE ADMINISTRATIVE AGENT....................................23

         7.1      Administrative Agent's Appointment as
                    Attorney-in-Fact, etc.....................................23

         7.2      Duty of Administrative Agent................................24

         7.3      Execution of Financing Statements...........................25

         7.4      Authority of Administrative Agent...........................25

 SECTION 8.       MISCELLANEOUS...............................................25

         8.1      Amendments in Writing.......................................25

         8.2      Notices.....................................................25

         8.3      No Waiver by Course of Conduct; Cumulative Remedies.........25

         8.4      Enforcement Expenses; Indemnification.......................26

         8.5      Successors and Assigns......................................26

         8.6      Set-Off.....................................................26

         8.7      Counterparts................................................27

         8.8      Severability................................................27

         8.9      Section Headings............................................27

         8.10     Integration.................................................27

         8.11     GOVERNING LAW...............................................27

         8.12     Submission To Jurisdiction; Waivers.........................27

         8.13     Acknowledgements............................................28

         8.14     Additional Grantors.........................................28

         8.15     Releases....................................................28

         8.16     WAIVER OF JURY TRIAL........................................29

Schedule 1  Description of Pledged Securities
Schedule 2  Filings and Other Actions Required to Perfect Security Interest
Schedule 3  Jurisdiction of Organization, Identification Number and Location of
              Chief Executive Office
Schedule 4  Existing Prior Liens

Annexes

Annex I     Form of Assumption Agreement
Annex II    Form of Acknowledgment and Consent
Annex III   Form of Control Agreement
Annex IV    Form of Texas RSA2 Letter

     GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 23, 2003, made by each of the signatories hereto as grantors (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 23, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation (the "Borrower"), DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation (the "Parent"), DOBSON OPERATING CO., L.L.C., an Oklahoma limited liability company ("DOC"), the Lenders, the Administrative Agent, LEHMAN BROTHERS INC. and BEAR STEARNS & CO. INC., as joint lead arrangers and joint book runners (in such capacity, the "Arrangers"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and MORGAN STANLEY SENIOR FUNDING, INC., as co-arranger and documentation agent (in such capacity, the "Co-Arranger and Documentation Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

     WHEREAS, certain of the Qualified Counterparties may enter into Specified Hedge Agreements with one or more of the Grantors;

     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Specified Hedge Agreements; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

                            SECTION 1...DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

          (b) The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents, or any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Borrower Hedge Agreement Obligations": the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

          "Borrower Obligations": the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

          "Collateral": the collective reference to all Subsidiary Collateral and all Parent Collateral.

          "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

          "Communications Act": collectively, the Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

          "Communications Regulatory Authority": the FCC and each PUC.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Excluded Assets": the collective reference to (i) any Intangible Asset, in each case only to the extent that the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder, (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained or (D) with respect to any FCC License, is prohibited pursuant to the Communications Act or other applicable rules and regulations of the FCC; provided that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument, indenture or Intangible Asset shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC; and (ii) any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock" set forth in this Section 1.1.

          "FCC License": each license issued by the FCC to any Subsidiary Grantor from time to time.

          "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

          "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

          "Guarantor Hedge Agreement Obligations": the collective reference to all obligations and liabilities of a Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any Specified Hedge Agreement).

          "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) any Guarantor Hedge Agreement Obligations of such Guarantor, but only to the extent that, and only so long as, the other Obligations of such Guarantor are secured and guaranteed pursuant hereto, and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors": the collective reference to each Grantor other than the Borrower.

          "Intangible Assets": any contract, Authorization, General Intangible, Copyright License, Patent License or Trademark License.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made from time to time to any Subsidiary Grantor by the Parent or any of its Subsidiaries (provided that intercompany advances and expense allocations shall not be required to be evidenced by a promissory note).

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock" in this Section 1.1) and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Investment Property.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Parent Collateral": all Pledged Stock and all other Investment Property issued from time to time by DOC and any Subsidiary of DOC now owned by the Parent or at any time hereafter acquired by the Parent or in which the Parent now has or at any time in the future may acquire any right, title or interest, and all Proceeds and products of any and all such Pledged Stock and other Investment Property, all Supporting Obligations in respect of any such Pledged Stock and other Investment Property and all collateral security and guarantees given by any Person with respect to any such Pledged Stock and other Investment Property.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

          "Pledged Notes": all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

          "Pledged Stock": (a) the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, equity interests, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (including pursuant to any operating agreement with respect to any limited liability company) that may be issued or granted to, or held by, any Grantor from time to time; and (b) all right, title and interest of any Grantor as a limited or general partner in any Cellular Partnership or any other partnership from time to time, including those listed on Schedule 1, together with all right, title and interest of any Grantor in any partnership agreement with respect to any such Cellular Partnership or other partnership; provided that, to the extent that and for so long as adverse tax consequences for the Parent and its Domestic Subsidiaries would otherwise result from a pledge of all the Capital Stock of any Foreign Subsidiary, not more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary shall be deemed pledged hereunder.

          "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "PUC": any state regulatory agency or governmental authority that exercises jurisdiction over the services provided via, or the ownership, construction, or operation of, commercial mobile radio service facilities.

          "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

          "Receivable": any right to a monetary payment for goods which have been sold, leased, licensed, assigned or otherwise disposed of, or for services which have been rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Secured Parties": the collective reference to the Administrative Agent, each other Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender), any Qualified Counterparties, each Indemnitee and any other holder of an Obligation from time to time.

          "Securities Act": the Securities Act of 1933, as amended.

          "Specified Hedge Agreement": any Hedge Agreement entered into by (i) the Borrower or any Guarantor and (ii) any Qualified Counterparty.

          "Subsidiary Collateral": as defined in Section 3.2

          "Subsidiary Grantor": each Grantor other than the Parent.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2...GUARANTEE

     2.1 Guarantee. (a) (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this
Section 2.1(a) in respect of Guarantor Hedge Agreement Obligations in respect of which such Guarantor is a primary obligor). (ii) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Hedge Agreement Obligations of such Guarantor.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of the Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) (i) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder. (ii) The Borrower agrees that the Guarantor Hedge Agreement Obligations may at any time and from time to time exceed the amount of the liability of the Borrower under this Section 2 without impairing the guarantee of the Borrower contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

          (d) Subject to Section 8.15, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(a)(ii)) and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than Guarantor Obligations in respect of Borrower Obligations arising under Section 2.1(a)(ii)) shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Hedge Agreement Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations or any payment received or collected from the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations), remain liable for the Borrower Obligations and the Guarantor Hedge Agreement Obligations up to the maximum liability of the Borrower or such Guarantor hereunder until the Borrower Obligations and the Guarantor Hedge Agreement Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

     2.2 Right of Contribution. (a) The Borrower and each Guarantor hereby agree that (to the extent permitted by applicable law), to the extent that the Parent shall have made any payment hereunder in respect of the Borrower Obligations, the Parent shall be entitled to seek and receive contribution from and against any and all of the Borrower and the other Guarantors hereunder.

          (b) The Borrower and each other Subsidiary Guarantor agrees that (to the extent permitted by applicable law), to the extent that the Parent shall have made any payment hereunder in respect of any Guarantor Hedge Agreement Obligation of any other Guarantor, the Parent shall be entitled to seek and receive contribution from and against any and all of the Borrower and the other Guarantors hereunder.

          (c) The Borrower's and each Guarantor's right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Secured Parties, and the Borrower and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by the Borrower or such Guarantor hereunder.

     2.3 Subrogation. Notwithstanding any payment made by the Borrower or any Guarantor hereunder or any set-off or application of funds of the Borrower or any Guarantor by the Administrative Agent or any Secured Party, neither the Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, nor shall the Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Borrower or such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Borrower or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by the Borrower or such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of the Borrower or such Guarantor, and shall, forthwith upon receipt by the Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by the Borrower or such Guarantor (duly indorsed by the Borrower or such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations or the Guarantor Hedge Agreement Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

     2.4 Amendments, etc. with respect to the Borrower Obligations. The Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations or Guarantor Hedge Agreement Obligations continued, and the Borrower Obligations or Guarantor Hedge Agreement Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party (with the consent of such of the Borrower and the Guarantor as shall be required thereunder), and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Hedge Agreement Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Hedge Agreement Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional. (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement) and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          (b) The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Hedge Agreement Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee by the Borrower contained in this Section 2 or acceptance of the guarantee by the Borrower contained in this Section 2; the Guarantor Hedge Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by the Borrower contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, with respect to any Guarantor Hedge Agreement Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by the Borrower contained in this Section 2. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Guarantor Hedge Agreement Obligations. The Borrower understands and agrees that the guarantee by the Borrower contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Guarantor Hedge Agreement Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Hedge Agreement Obligations, or of the Borrower under its guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against the Borrower, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Hedge Agreement Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against the Borrower under this Section 2. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.6 Subordination. Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Obligations and that, except as permitted under Section 7.8 of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until all the Obligations have been paid in full and the guarantee contained in this Section 2 is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in this Agreement and in the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Secured Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

     2.7 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.8 Payments. The Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Hedge Agreement Obligations or any Guarantor Hedge Agreement Obligations, in the currency and at the place specified in the applicable Specified Hedge Agreement.

                     SECTION 3...GRANT OF SECURITY INTEREST

     3.1 Parent Grant of Security Interest. The Parent (subject as provided in
Section 3.3) hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Parent Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Parent's Obligations.

     3.2 Subsidiary Grant of Security Interest. Each Subsidiary Grantor (subject as provided in Section 3.3) hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Subsidiary Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Subsidiary Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Subsidiary Grantor's Obligations:

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Contracts;

          (d) all Deposit Accounts;

          (e) all Documents;

          (f) all Equipment;

          (g) all FCC Licenses and all Authorizations;

          (h) all General Intangibles;

          (i) all Instruments;

          (j) all Intellectual Property;

          (k) all Inventory;

          (l) all Investment Property;

          (m) all Vehicles;

          (n) all Letter-of-Credit Rights;

          (o) all Goods and other property not otherwise described above;

          (p) all books and records pertaining to the Collateral; and

          (q) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

     3.3 Excluded Assets. Notwithstanding any other provision of this Agreement, the Collateral shall not include, and Sections 3.1 and 3.2 shall not grant any security interest in, any property or asset to the extent that, and for so long as, it constitutes an Excluded Asset; provided that (a) if at any time such property or asset ceases to be an Excluded Asset, then the applicable Grantor shall at such time be deemed to have granted a security interest in such property or asset in accordance with Section 3.1 or 3.2 (as applicable to such Grantor) and (b) the right to receive, and any interest in, all Proceeds of, or monies or other consideration received from or attributable to the sale, transfer, assignment or other disposition of, any FCC License, any Authorization or any other Intangible Asset (in the event that such FCC License, Authorization or Intangible Asset is an Excluded Asset) shall not constitute Excluded Assets and shall be subject to the security interests granted pursuant to Sections 3.1 or 3.2.

                   SECTION 4...REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that (except, with respect to the Parent, in the case of Sections 4.4, 4.5 and 4.8):

     4.1 Representations in Credit Agreement. (a) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

     4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

     4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which in the case of all filings and other documents referred to on Schedule 2 have, to the extent required by the Administrative Agent as of the Closing Date, been duly executed and delivered to the Administrative Agent) constitute valid perfected security interests in all of the Collateral (except to the extent (i) that any non-material Collateral has, solely by operation of law, become a fixture on real property requiring, in order to be perfected, a fixture filing to be made with respect to such real property, (ii) permitted pursuant to Sections 5.2, 5.5(d) and 5.12 or (iii) that a security interest in certain Collateral may not be perfected pursuant to Article 9 of the New York
UCC) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral solely by operation of law (ii) Liens described on Schedule 4, (iii) Liens which exist on real property which attach to any non-material Collateral solely by reason of such Collateral becoming a fixture on such real property by operation of law.

     4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

     4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens permitted by the Credit Agreement.

     4.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, if and to the extent required to be delivered pursuant to Section 5.2.

          (b) None of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.

          (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be materially accurate.

     4.8 Intellectual Property. (a) No Subsidiary Grantor owns any Intellectual Property in its own name on the date hereof which is material to the conduct of the Subsidiary Grantors' business.

          (b) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property, which is material to the conduct of the Subsidiary Grantors' business, in any respect that could reasonably be expected to have a Material Adverse Effect.

                             SECTION 5...COVENANTS

     Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated (except, with respect to the Parent, in the case of Sections 5.9, 5.10 and 5.11):

     5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries (other than the Unrestricted Group), provided that the provisions of this
Section 5.1 shall not obligate the Parent to make any capital contribution or loan to any Subsidiary Grantor.

     5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Administrative Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that the face amount of any such Instrument or Chattel Paper held by all Grantors does not exceed $1,000,000 individually or $10,000,000 in the aggregate.

     5.3 Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies (a) which satisfy the requirements of Section 6.5(b) of the Credit Agreement and (b) to the extent requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as required pursuant to Section 6.5 of the Credit Agreement. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) (subject to the proviso in Section 6.5(b)(ii) of the Credit Agreement) be reasonably satisfactory in all other respects to the Administrative Agent.

     5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section
4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time, as the Administrative Agent may at such reasonable intervals request, extracts of its general ledger containing information with respect to its material assets, and (to the extent not contained in such extracts) such other information in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights constituting Collateral, taking, to the extent required by the Credit Agreement, any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

          (d) The Subsidiary Grantors shall not permit the aggregate amount of cash and Investment Property held by them in any Deposit Accounts or Securities Accounts with respect to which the Administrative Agent does not have "control" (as contemplated by Section 5.6(c)(ii)) to exceed $10,000,000 at any time.

     5.6 Changes in Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

          (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

          (b) change its corporate name.

     5.7 Notices. Such Grantor will advise the Administrative Agent and the Lenders 5 5 promptly upon becoming aware thereof, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

          (b) Without the prior written consent of the Administrative Agent, such Grantor will not, except as otherwise permitted by the Credit Agreement,
(i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

          (d) Each Grantor agrees that it will take no action to cause or permit any equity interest which is Collateral issued by a partnership or limited liability company to become a "security" within the meaning of Sections 8-102 and 8-103 of the New York UCC (a "Security"), or to be evidenced by a certificate representing any such equity interest and agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, the Grantors shall take such action as may be necessary to ensure that at all times the Administrative Agent has a fully perfected first priority security interest therein.

     5.9 Receivables. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of its material Receivables, (ii) compromise or settle its material Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of its material Receivables, (iv) allow any credit or discount whatsoever on its material Receivables or (v) amend, supplement or modify its material Receivables in any manner that could materially and adversely affect its material Receivables taken as a whole.

          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables.

     5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) use each of its Trademarks which is material to the conduct of the Subsidiary Grantors' business with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(ii) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is material to the conduct of the Subsidiary Grantors' business may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright which is material to the conduct of the Subsidiary Grantors' business may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any such material Copyright may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property which is material to the conduct of the Subsidiary Grantors' business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any Intellectual Property which is material to the conduct of the Subsidiary Grantors' business or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) In the event that any Intellectual Property which is material to the conduct of the Subsidiary Grantors' business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

     5.11 Partnership Agreements and LLC Operating Agreements. Each Grantor, which holds an interest in any Cellular Partnership or any other partnership which is Collateral, or an interest in any limited liability company which is Collateral, agrees not to amend or modify any partnership agreement with respect to any such Cellular Partnership or other partnership, or any operating agreement with respect to any such limited liability company, to the extent that such amendment or modification would impair the security interests granted pursuant to this Agreement or the rights of the Administrative Agent and the Secured Parties with respect thereto.

     5.12 Commercial Tort Claims. If any Subsidiary Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Subsidiary Grantor reasonably believes to be of $3,000,000 or more, such Subsidiary Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Administrative Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

                        SECTION 6...REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables. (a) At the Administrative Agents reasonable request, at any time after the occurrence and during the continuance of an Event of Default, at such intervals as may be reasonable, and at the expense of the relevant Subsidiary Grantor, each Subsidiary Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging of, and trial balances for, the Receivables.

          (b) The Administrative Agent hereby authorizes each Subsidiary Grantor to collect such Subsidiary Grantor's Receivables, subject to the Administrative Agent's direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Subsidiary Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Subsidiary Grantor in the exact form received, duly indorsed by such Subsidiary Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Subsidiary Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Administrative Agent's request at any time after the occurrence and during the continuance of an Event of Default, each Subsidiary Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          (d) At any time after the occurrence and during the continuance of an Event of Default, each Subsidiary Grantor will cooperate with the Administrative Agent to establish a system of lockbox accounts, under the sole dominion and control of the Administrative Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

     6.2 Communications with Obligors; Subsidiary Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Subsidiary Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Subsidiary Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Subsidiary Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

     6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section
6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

               (i) First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

               (ii) Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

               (iii) Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

               (iv) Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Grantor's Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale shall not be deemed to have been conducted in a method or manner which is commercially unreasonable solely because such disposition had not been effected pursuant to a public sale of the relevant Pledged Stock.

     6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

     6.8 FCC Compliance. (a) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not, without first obtaining the approval of the applicable Communications Regulatory Authority, take any action under this Agreement that would require, under the Communications Act or any other Requirements of Law applicable at the time, such prior approval of such Communications Regulatory Authority. In connection with taking any action pursuant to this Agreement (including determining whether an approval of a Communications Regulatory Authority is required in connection therewith), the Administrative Agent shall be entitled to rely on the advice of FCC or other regulatory counsel experienced in giving such advice selected by the Administrative Agent (whether or not the advice rendered is ultimately determined to be accurate).

          (b) If the approval of any Communications Regulatory Authority is required in connection with any action taken by the Administrative Agent (including any of its respective agents, officers and attorneys) in the exercise of rights and remedies hereunder with respect to the Collateral, the Grantors shall use all commercially reasonable efforts to obtain each such approval and to cooperate with the Administrative Agent in any action to obtain such approval. Each Grantor shall, at any time following the occurrence of a Default or Event of Default which is continuing, upon the written request of the Administrative Agent, execute and deliver (or cause the execution and delivery of) all relevant applications, certificates, instruments, agreements and other documents which are required to be filed in connection with obtaining any required approval of each Communications Regulatory Authority and take such other action as the Administrative Agent may request in connection therewith, provided that if any such Grantor fails to execute and deliver any such applications, certificates, instruments, agreements or other documents, then, on the order of any court or other forum of competent jurisdiction, the clerk of the court (or officer any other such forum) which has jurisdiction may execute any such applications, certificates, instruments, agreements or other documents on behalf of such Grantor. Each Grantor shall, upon the written request of the Administrative Agent, execute and deliver such documents and take such other action as may be required to enable the Administrative Agent (including any of its respective agents, officers and attorneys), to obtain any required consent from a Communications Regulatory Authority for the Administrative Agent, through any receiver, trustee or otherwise, to operate any System pending the sale or other disposition of such System hereunder. Each Grantor acknowledges and agrees that (i) each FCC License, franchise and other similar agreements or Authorizations of any Communications Regulatory Authority are unique assets which (or the control of which) may have to be transferred to a Person in order for the Administrative Agent and the Secured Parties to adequately realize the full amount of the Obligations from the Collateral and (ii) that the breach of this Section 6.9 by any Grantor would result in irreparable harm to the Administrative Agent and the Secured Parties for which monetary damages are not readily ascertainable and which might not adequately compensate the Administrative Agent and the Secured Parties. Therefore in addition to any remedy which the Administrative Agent and the Secured Parties may have at law or in equity, the Administrative Agent and the Secured Parties shall have the remedy of specific performance by the Grantors of the provisions of this Section
6.9 and each Grantor hereby waives, and agrees to waive, any claim or defense that the Administrative Agent and the Secured Parties would have an adequate remedy at law for the breach by it of this Section 6.9 and any requirement for posting of a bond or other certificate.

                      SECTION 7...THE ADMINISTRATIVE AGENT

     7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

               (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

               (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

               (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

               (iii) execute, in connection with any sale provided for in
          Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

               (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;(4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;(6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

               (v) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Subsidiary Grantor authorizes the Administrative Agent to use the collateral description "all personal property" or "all assets" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

     7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

                           SECTION 8...MISCELLANEOUS

     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

     8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to the Chief Executive Officer of such Grantor at 14201 Wireless Way, Oklahoma City, OK 73134.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.5 of the Credit Agreement.

          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to Section 9(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgements. (a) Each Grantor hereby acknowledges that:

          (b) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (c) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (d) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

     8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations and Guarantor Hedge Agreement Obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          (c) No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                    Grantors:

                                    DOBSON CELLULAR SYSTEMS, INC.,
                                    as Borrower and a Subsidiary Grantor

                                    By:    BRUCE R. KNOOIHUIZEN
                                    Name:  Bruce R. Knooihuizen
                                    Title: Executive Vice President


                                    DOBSON OPERATING CO., L.L.C.,
                                    as a Guarantor and Subsidiary Grantor

                                    By:    BRUCE R. KNOOIHUIZEN
                                    Name:  Bruce R. Knooihuizen
                                    Title: Assistant General Manager


                                    DOBSON COMMUNICATIONS CORPORATION,
                                    as Parent and a Grantor

                                    By:    BRUCE R. KNOOIHUIZEN
                                    Name:  Bruce R. Knooihuizen
                                    Title: Executive Vice President


                                    DOC LEASE CO., LLC,
                                    as a Guarantor and Subsidiary Grantor

                                    By:    BRUCE R. KNOOIHUIZEN
                                    Name:  Bruce R. Knooihuizen
                                    Title: Assistant General Manager


                                    MICHIGAN RSA SUB LLC,
                                    as a Guarantor and Subsidiary Grantor

                                    By:  DOBSON CELLULAR SYSTEMS, INC.

                                        By:    BRUCE R. KNOOIHUIZEN
                                        Name:  Bruce R. Knooihuizen
                                        Title: Assistant General Manager


                                    MARYLAND RSA 2, LLC,
                                    as a Guarantor and Subsidiary Grantor

                                    By:  DOBSON CELLULAR SYSTEMS, INC.

                                        By:    BRUCE R. KNOOIHUIZEN
                                        Name:  Bruce R. Knooihuizen
                                        Title: Assistant General Manager


Accepted and agreed and by:

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent


By:    G. ROBERT BERZINS
Name:  G. Robert Berzins
Title: Vice President

                                                                      Schedule 1

                        DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK:

Stock Certificates
------------------

Issuer                               Class of Stock      Stock Cert. No.                Shareholder                Ownership
                                                                                                                    Interest
--------------------------------- ------------------- --------------------- ----------------------------------- ---------------

Dobson Cellular Systems, Inc.            Common                 5            Dobson Operating Co., L.L.C.             100%




Membership Interests
--------------------

Issuer                                   Cert. No.                     Owner of Membership Interest                Ownership
                                                                                                                    Interest
--------------------------------- --------------------- ------------------------------------------------------- ---------------

Dobson Operating Co., L.L.C.                1            Dobson Communications Corporation                            100%

DOC Lease Co., LLC                         N/A           Dobson Cellular Systems, Inc.                                100%

Maryland RSA 2, LLC                        N/A           Dobson Cellular Systems, Inc.                                100%

Michigan RSA Sub LLC                       N/A           Dobson Cellular Systems, Inc.                                100%


Partnership Interests
---------------------

Partnership                                       Owner of Partnership Interest         Ownership Interest
----------------------------------------- ------------------------------------------- -----------------------

Oklahoma Independent RSA 5 Partnership            Dobson Cellular Systems, Inc.       65% (General Partner)

Oklahoma Independent RSA 7 Partnership            Dobson Cellular Systems, Inc.       65% (General Partner)

Texas RSA No. 2 Limited Partnership               Dobson Cellular Systems, Inc.       61% (General Partner)

Oklahoma RSA 3 Limited Partnership                Dobson Cellular Systems, Inc.        5% (Limited Partner)


PLEDGED NOTES:

Issuer                                                          Payee                     Principal Amount
------------------------------------------------   --------------------------------   ------------------------

Dobson Operating Co., L.L.C.                       Dobson Communications Corporation         $63,000,000

Dobson Operating Co., L.L.C.                       Dobson Cellular Systems, Inc.             $70,000,000

DCC PCS, Inc.                                      Dobson Operating Co., L.L.C.              $50,000,000

Gila River Telecommunications Subsidiary, Inc.     Dobson Operating Co., L.L.C.            $1,394,313.46


                                                                      Schedule 2

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings
                         -------------------------------

     1. Oklahoma County Clerk with respect to Dobson Cellular Systems, Inc., Dobson Communications Corporation, Dobson Operating Co., L.L.C., and DOC Lease Co., LLC.

     2. Delaware Secretary of State with respect to Maryland RSA 2, LLC and Michigan RSA Sub LLC.

     3. Transmitting utility filings with respect to each Grantor, as applicable, according to the laws of the states where such a filing is required, including, but not limited to the offices of:

          A.   Central filing office of Alaska's Department of Natural Resources

          B.   Arizona Secretary of State

          C.   Kansas Secretary of State

          D.   Maryland State Department of Assessments and Taxation

          E.   Michigan Secretary of State

          F.   Missouri Secretary of State

          G.   New York Secretary of State

          H.   Ohio Secretary of State

          I. Oklahoma Secretary of State pursuant to Sections 17 and 18 of Title 46 of the Oklahoma Statutes.

          J.   Pennsylvania Secretary of the Commonwealth

          K.   Texas Secretary of State

          L.   West Virginia Secretary of State

     4. Continuation statements shall be filed as appropriate.

     5. Appropriate fixture filings according the laws of the states where such filings are required.


                          Patent and Trademark Filings
                          ----------------------------


     1. Oklahoma County Clerk with respect to Dobson Communications Corporation and Dobson Cellular Systems, Inc.

     2. United States Patent and Trademark Office with respect to Dobson Communications Corporation and Dobson Cellular Systems, Inc.


                      Actions with Respect to Pledged Stock
                      -------------------------------------

     1. Dobson Operating Co., L.L.C. shall deliver to Administrative Agent Stock Certificate Number 5 that Dobson Cellular Systems, Inc. issued to Dobson Operating Co., L.L.C., and provide appropriate stock powers from Dobson Operating Co., L.L.C.

     2. Dobson Communications Corporation will deliver to Administrative Agent Certificate Number 1 that Dobson Operating Co., L.L.C. issued to Dobson Communications Corporation, and provide appropriate powers from Dobson Operating Co., L.L.C.

     3. DOC Lease Co., L.L.C., Maryland RSA 2, LLC and Michigan RSA Sub LLC will execute and deliver Acknowledgement and Consent Agreements in the form attached hereto as Annex II. Administrative Agent will execute and deliver the Texas RSA 2 Letter attached as Annex III.

     4. UCC filings by Dobson Cellular Systems, Inc. relating to DOC Lease Co., LLC, Maryland RSA 2, LLC, and Michigan RSA Sub LLC and UCC filings by Dobson Communications Corporation relating to Dobson Operating Co., L.L.C.


                      Actions with Respect to Pledged Notes
                      -------------------------------------

     1. Dobson Communications Corporation shall deliver to Administrative Agent a Pledged Note in the amount of $63,000,000 issued by Dobson Operating Co., L.L.C. with appropriate assignments.

     2. Dobson Operating Co., L.L.C. shall deliver to Administrative Agent Pledged Notes in the amounts of $50,000,000 and $1,394,313.46 with appropriate assignments.

     3. Dobson Cellular Systems, Inc. shall deliver to Administrative Agent a Pledged Note in the amount of $70,000,000 issued by Dobson Operating Co., L.L.C. with appropriate assignments.


                      Actions with Respect to Chattel Paper
                      -------------------------------------

     1. DOC Lease Co., LLC shall deliver to the Administrative Agent all Chattel Paper.


                                  Other Actions
                                  -------------

     1. Deposit Accounts

          A. Dobson Cellular Systems, Inc. and Dobson Operating Co., L.L.C. shall cause the control agreement in the form attached hereto as Annex III to be executed by the following financial institutions:

               i.   Bank of America

               ii.  Bank of America Securities

               iii. Deutsche Bank

          B. For all other deposit accounts, control agreements must be executed in accordance with 9-304 of the Uniform Commercial Code.

     2. Any actions necessary to perfect an interest in after acquired property.

     3. Any actions necessary to perfect mortgages or deeds of trust according to the laws of the state where such property is located.

     4. Certain assets may require filings in addition to those described in this schedule, including assets in which security interests are perfected pursuant to laws other than the UCC (as described in Section 9-109 of the UCC) and commercial tort claims, which must be specifically described in a filed financing statement.

                                                                      Schedule 3


      JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND LOCATION OF
                             CHIEF EXECUTIVE OFFICE

        Grantor                        Jurisdiction of    Identification     Location of Chief Executive
                                        Organization          Number                    Office
----------------------------------     ---------------    --------------     ---------------------------


Dobson Cellular Systems, Inc.             Oklahoma           73-1364699           14201 Wireless Way
                                                                               Oklahoma City, OK 73134
Dobson Communications Corporation         Oklahoma           73-1513309           14201 Wireless Way
                                                                               Oklahoma City, OK 73134
Dobson Operating Co., L.L.C.              Oklahoma           73-1578211           14201 Wireless Way
                                                                               Oklahoma City, OK 73134
DOC Lease Co., LLC                        Oklahoma           03-0503364           14201 Wireless Way
                                                                               Oklahoma City, OK 73134
Maryland RSA 2, LLC                       Delaware           73-1364699           14201 Wireless Way
                                                                               Oklahoma City, OK 73134
Michigan RSA Sub LLC                      Delaware           73-1364699           14201 Wireless Way
                                                                               Oklahoma City, OK 73134

                                                                      Schedule 4



                              EXISTING PRIOR LIENS


            Debtor                               Jurisdiction             File Date         File No.         Type of Filing
            ------                               ------------             ---------         --------         --------------

Dobson Communications Corporation              Oklahoma City, OK           10/5/00         2000129790        State Tax Lien
                                                                                                                $9,272.78
Liens listed on Schedule 4.19(a)-2 of the
Credit Agreement


                                                                         Annex I
                                                                              to
                                              Guarantee and Collateral Agreement


                          FORM OF ASSUMPTION AGREEMENT


          ASSUMPTION AGREEMENT, dated as of ________________, 200__, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

          WHEREAS, DOBSON CELLULAR SYSTEMS, INC. (the "Borrower"), DOBSON COMMUNICATIONS CORPORATION, DOBSON OPERATING CO., L.L.C., the Lenders, the Administrative Agent, LEHMAN BROTHERS INC. and BEAR STEARNS & CO. INC., as joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and MORGAN STANLEY SENIOR FUNDING, INC., as co-arranger and documentation agent have entered into a Credit Agreement, dated as of October 23, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 23, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _______* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.


                                     [ADDITIONAL GRANTOR]


                                     By:
                                          Name:
                                          Title:

---------------
*  Refer to each Schedule which needs to be supplemented.

                                                                        Annex II
                                                                              to
                                              Guarantee and Collateral Agreement


                       FORM OF ACKNOWLEDGEMENT AND CONSENT


     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 23, 2003 (the "Agreement"), made by the Grantors parties thereto for the benefit of LEHMAN COMMERCIAL PAPER INC. as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6 of the Agreement.

     3. The terms of Sections 5.8, 6.3(a) and 6.8 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 5.8, 6.3(a) or 6.8 of the Agreement.




                                      [NAME OF ISSUER]


                                      By:
                                           Name:
                                           Title:

                                      Address for Notices:

                                      ------------------------------
                                      ------------------------------
                                      ------------------------------

                                      Fax:________________________

                                                                       Annex III
                                                                              to
                                              Guarantee and Collateral Agreement


                            FORM OF CONTROL AGREEMENT

                                                                          [Date]

[Financial Institution]
[Address]

Ladies and Gentlemen:

          Reference is made to account no. [__________] maintained with you (the "Bank") by [ ] (the "Company"), into which funds are deposited from time to time (the "Account"). The Company has entered into a Guarantee and Collateral Agreement, dated as of October 23, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Company, certain of its subsidiaries and/or affiliates party thereto and Lehman Commercial Paper Inc., as agent for the Secured Parties referred to therein (in such capacity the "Administrative Agent").

          Pursuant to the Guarantee and Collateral Agreement and related documents, the Company has granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the "Collateral"). Payments with respect to the Collateral are or hereafter may be made to the Account. You, the Company and the Administrative Agent are entering into this letter agreement to perfect the security interest of the Administrative Agent in the Account.

          The Company hereby transfers to the Administrative Agent exclusive control of the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you (i) agree that you shall comply with instructions originated by the Administrative Agent directing disposition of the funds in the Account without further consent of the Company and (ii) acknowledge and agree that the Administrative Agent now has exclusive control of the Account, that all funds and other property on deposit in the Account shall be transferred to the Administrative Agent as provided herein, that the Account is being maintained by you for the benefit of the Administrative Agent and that all amounts and other property therein are held by you as custodian for the Administrative Agent.

          Except as provided in clauses (d) and (h) below, the Account shall not be subject to deduction, set-off, banker's lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Administrative Agent. By your execution of this letter agreement you also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and have not executed any agreements with third parties covering the disposition of funds in the Account. You agree with the Administrative Agent as follows:

     (a) Notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and shall be maintained for the benefit of the Administrative Agent and shall be subject to written instructions only from an authorized officer of the Administrative Agent.

     (b) You shall follow your usual operating procedures for the handling of any remittance received in the Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.

     (c) You shall endorse and process all eligible checks and other remittance items not covered by clause (d) below and deposit such checks and remittance items in the Account.

     (d) You shall mail all checks returned unpaid because of uncollected or insufficient funds under appropriate advice to the Company (with a copy of the notification of return to the Administrative Agent). You may charge the Account for the amounts of any returned check that has been previously credited to the Account. To the extent insufficient funds remain in the Account to cover any such returned check, the Company shall indemnify you for the uncollected amount of such returned check upon your demand.

     (e) You shall maintain a record of all checks and other remittance items received in the Account and, in addition to providing the Company with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items on a daily basis, and furnish to the Administrative Agent, from time to time upon its request, statements of the Account to Lehman Commercial Paper Inc., as Administrative Agent at the following address: 745 Seventh Avenue, New York, New York 10019, Attention: Robert Berzins, with a copy to the Company.

     (f) Prior to the delivery to you of a written notice from the Administrative Agent in the form of Exhibit A hereto (a "Blockage Notice"), you are authorized to act in accordance with the Company's written instructions with respect to the disposition of the funds in the Account from time to time.

     (g) From and after the delivery to you of a Blockage Notice, you shall (i) cease to act in accordance with the Company's instructions with respect to the disposition of funds in the Account and (ii) transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Administrative Agent, in same day funds, on each business day, the entire balance in the Account to the account specified in such Blockage Notice, or to such other account as the Administrative Agent may from time to time designate in writing (the "Cash Collateral Account").

     (h) All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

          This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Administrative Agent, the Secured Parties referred to in the Guarantee and Collateral Agreement and the respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified except upon the mutual consent of the Administrative Agent, the Company and you. You may terminate the letter agreement only upon 30 days' prior written notice to the Company and the Administrative Agent. The Administrative Agent may terminate this letter agreement upon 10 days' prior written notice to you and the Company. Upon such termination you shall take such action as directed by the Administrative Agent and the Company.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Administrative Agent, the Company and you. You have not, and, without the prior consent of the Administrative Agent and the Company, you shall not, agree with any third part to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party.

          The Company hereby agrees to indemnify and hold you, your directors, officers, agents and employees harmless against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney fees, in each case in any way related to or arising out of or in connection with this letter agreement or any action taken or not taken pursuant hereto, except to the extent caused by your gross negligence or willful misconduct.

          This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          Upon acceptance of this letter agreement it shall be the valid and binding obligation of the Company, the Administrative Agent, and you, in accordance with its terms.

                               Very truly yours,

                               [NAME OF COMPANY]

                               By:
                                   Name:
                                   Title:

                               LEHMAN COMMERCIAL PAPER INC.,
                               as Administrative Agent

                               By:
                                   Name:
                                   Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

[FINANCIAL INSTITUTION]


By:
    Name:
    Title:

                                    Exhibit A
                                       to
                                Control Agreement

                  Form of Administrative Agent Blockage Notice




[Financial Institution]
[Address]


         Re:      Account No. ____________________ (the "Account")


Ladies and Gentlemen:

          Reference is made to the Account and that certain Control Agreement dated October 23, 2003 among you, Lehman Commercial Paper Inc., as Administrative Agent (the "Administrative Agent"), and [_____________] (the "Control Agreement"). Capitalized terms used herein shall have the meanings given to them in the Control Agreement.

          The Administrative Agent hereby notifies you that, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Administrative Agent, in same day funds, on each business day, the entire balance in the Account to the following Cash Collateral Account:





          or to such other account as the Administrative Agent may from time to time designate in writing.

                                   Very truly yours,

                                   LEHMAN COMMERCIAL PAPER INC.,
                                   as Administrative Agent

                                   By:
                                       Name:
                                       Title:

                                                                        Annex IV
                                                                              to
                                              Guarantee and Collateral Agreement


                            FORM OF TEXAS RSA2 LETTER



October 23, 2003

Texas RSA No. 2 Limited Partnership
SBMS RSA, Inc.
Panhandle Telecommunications Systems, Inc.
Dobson Cellular Systems, Inc.
c/o Dobson Cellular Systems, Inc. as General Partner
14201 Wireless Way
Oklahoma City, OK 73134


     Re: Amended and Restated Partnership Agreement of Texas RSA No. 2 Limited Partnership (the "Partnership"), dated August 31, 1989, (the "Partnership Agreement")

Ladies and Gentlemen:

          Article 12 of the Partnership Agreement permits the creation of security interests in partnership interests in the Partnership provided such interests are granted to a recognized financial institution which agrees to be bound by the terms of such Article 12 (as in effect on the date hereof and attached hereto). By a transaction of this date and pursuant to a Guaranty and Collateral Agreement executed by Dobson Cellular Systems, Inc. ("DCS"), and others, DCS has granted to Lehman Commercial Paper, Inc. as Administrative Agent ("Lehman") a security interest in its partnership interest in the Partnership. In accordance with Article 12 of the Partnership Agreement, Lehman hereby confirms that it is a recognized financial institution and agrees with the Partnership and its partners that, if it forecloses on its collateral which constitutes partnership interests in the Partnership owned by DCS, it will comply with the terms of such Article 12 (as in effect on the date hereof and attached hereto) in connection with any sale of such collateral pursuant to the enforcement of such security interest.

                                Lehman Commercial Paper, Inc.,
                                as Administrative Agent


                                By:
                                    Name:
                                    Title:




                               [ATTACH ARTICLE 12]